UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri		63141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act requires a Current Report on Form 8-K if a company is issued an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) by the federal Mine Safety and Health Administration (“MSHA”).

On March 7, 2011, an employee at the Rivers Edge mine discovered excess water behind two seals at the mine during a regular examination following a period of heavy rain. Mine management evacuated the mine and alerted MSHA of the event. At that time, MSHA issued an imminent danger order relating to the excess water. The Company expects the mine to return to production early the week of March 14. Patriot intends to contest the issuance of the order. No injuries resulted from the condition described in the order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2011

PATRIOT COAL CORPORATION

By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer